UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2010

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 1-5571

Delaware	75-1047710
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On July 12, 2010, RadioShack Corporation (“RadioShack”) and Tarrant County College District (“TCCD”) entered into the Second Amendment to Lease (“Amendment”) to the Amended and Restated Lease concerning RadioShack’s corporate headquarters in Fort Worth, Texas (“Headquarters”). The Amended and Restated Lease was entered into by and between RadioShack and TCCD on June 25, 2008 and amended on March 11, 2010 (as amended, the “Lease”). The Amendment includes RadioShack’s exercise of its option to extend the term of the Lease as to a portion of its Headquarters for a period of five years beginning on July 1, 2011 (“Extended Term”). The Amendment provides that RadioShack’s rental obligation to TCCD during the Extended Term with respect to this portion of its Headquarters will be $433,333 per month. RadioShack has the option to terminate the Lease with respect to all or certain portions of the Headquarters beginning July 1, 2015.

The Amendment also provides that within thirty (30) days of the effective date of the Amendment, TCCD will cause its suit against the Tarrant Appraisal District to be dismissed with prejudice. That suit concerns whether all or part of the premises subject to the Lease are exempt from ad valorem taxes. The Amendment also includes certain changes to the provisions of the Lease concerning the rights of RadioShack and TCCD with respect to certain tax incentives.

The foregoing description of the terms of the Amendment does not purport to be complete and is subject to, and qualified entirely by the full text of the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit
10.1	Second Amendment to Lease

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIOSHACK CORPORATION

BY:	/s/ James F. Gooch
James F. Gooch
Executive Vice President & Chief Financial Officer

Date: July 12, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Second Amendment to Lease